Exhibit 99.1

Contact

Keith E. Pratt

EVP & Chief Financial Officer

925-606-9200

PRESS RELEASE

FOR RELEASE October 24, 2024

McGrath Announces Results for Third Quarter 2024

Livermore, CA - October 24, 2024 – McGrath RentCorp (“McGrath” or the “Company”) (Nasdaq: MGRC), a leading business-to-business rental company in North America, today announced total revenues from continuing operations for the quarter ended September 30, 2024 of $266.8 million, an increase of 10% compared to the third quarter of 2023. The Company reported net income from continuing operations of $149.3 million, or $6.08 per diluted share, for the third quarter of 2024, compared to net income from continuing operations of $40.4 million, or $1.65 per diluted share, for the third quarter of 2023. Excluding the $180.0 million merger termination payment received from WillScot Mobile Mini and $39.4 million in transaction costs incurred during the quarter, net of provision for income taxes, the Company reported net income from continuing operations of $45.9 million, or $1.87 per diluted share.

THIRD QUARTER 2024 YEAR-OVER-YEAR Company HIGHLIGHTS (FROM CONTINUING OPERATIONS):

•
Rental revenues increased 1% to $124.2 million.
•
Total revenues increased 10% to $266.8 million.
•
Payment on merger termination from WillScot Mobile Mini provided for $180.0 million in proceeds received by the Company, partly offset by $39.4 million in transaction costs and an increase in provision for income taxes, resulted in a $103.5 million net income contribution during the quarter, or $4.21 per diluted share.
•
Adjusted EBITDA1 increased 13% to $104.0 million.
•
Dividend rate of $0.475 per share for the third quarter 2024. On an annualized basis, this dividend represents a 1.8% yield on the October 23, 2024 close price of $106.23 per share.

Joe Hanna, President and CEO of McGrath, made the following comments:

“We were very pleased with our third quarter results. The 10% increase in companywide revenues was driven by higher rental operations and sales revenues.

Our modular business was the highlight for the quarter, with 9% rental revenue growth. Rental revenues grew across our commercial and education customer bases. We maintained our focus on pricing optimization, rental fleet utilization, and value-added services for our customers. Growth initiatives for Mobile Modular Plus, Site Related Services and new modular equipment sales all continued to show progress.

Portable storage demand conditions were weak, resulting in 11% lower rental revenues for the quarter, compared to a year ago. The weaker demand was broad-based across regions and was primarily a result of lower commercial construction project activity.

TRS-RenTelco experienced continued demand challenges, resulting in 10% lower rental revenues for the quarter, compared to a year ago. During the quarter we maintained disciplined new equipment capital spending and made progress with reducing the fleet size to better align with demand conditions.

I appreciate the strong commitment from the McGrath employee team who maintained their focus on disciplined execution throughout the quarter. Looking ahead, I am excited about our multi-year opportunity to increase our customer base, geographic coverage and value-added service offerings in our Modular and Portable Storage businesses."

Division HIGHLIGHTS:

All comparisons presented below are for the quarter ended September 30, 2024 to the quarter ended September 30, 2023 unless otherwise indicated.

Mobile Modular

For the third quarter of 2024, the Company’s Mobile Modular division reported Adjusted EBITDA of $71.4 million, an increase of $13.3 million, or 23%, when compared to the same quarter in 2023.

•
Rental revenues increased 9% to $81.5 million, depreciation expense increased 11% to $10.1 million, and other direct costs decreased 3% to $20.5 million, which resulted in an increase in gross profit on rental revenues of 14% to $50.8 million.
•
Rental related services revenues increased 23% to $42.4 million, primarily attributable to higher delivery and pick-up activities and higher site related services, with associated gross profit increasing 32% to $15.0 million.
•
Sales revenues increased 14% to $66.0 million, primarily from higher new equipment sales. Gross margin on sales was 34% in 2024, compared to 32% in 2023, resulting in a 20% increase in gross profit on sales revenues to $22.4 million. The increase in gross profit on sales was primarily attributed to the higher new sales revenues during the quarter.
•
Selling and administrative expenses increased $2.2 million, or 7%, to $34.0 million.

Portable storage

For the third quarter of 2024, the Company’s Portable Storage division reported Adjusted EBITDA of $10.8 million, a decrease of $1.3 million, or 10%, when compared to the same quarter in 2023.

•
Rental revenues decreased 11% to $17.0 million, depreciation expense increased 10% to $1.0 million, and other direct costs decreased 38% to $1.3 million, which resulted in a decrease in gross profit on rental revenues of 9% to $14.7 million.
•
Rental related services revenues were $4.4 million and gross profit on rental related services revenues was $0.1 million, which was down from $0.3 million in the third quarter of 2023.
•
Sales revenues increased $0.3 million to $1.4 million, primarily from higher used equipment sales. Gross margin on sales was 36%, compared to 32% in 2023, resulting in a $0.1 million increase in gross profit on sales revenues to $0.5 million.
•
Selling and administrative expenses decreased $1.2 million, or 15%, to $6.8 million during the quarter.

TRS-RenTelco

For the third quarter of 2024, the Company’s TRS-RenTelco division reported Adjusted EBITDA of $18.9 million, a decrease of 10%, when compared to the same quarter in 2023.

•
Rental revenues decreased 10% to $25.7 million, depreciation expense decreased 10%, and other direct costs increased 5%, resulting in an 18% decrease in gross profit on rental revenues to $9.4 million. The rental revenue decrease was primarily due to continued weakness in end markets, resulting in lower average rental equipment on rent compared to the prior year.
•
Sales revenues decreased 13% to $7.6 million, primarily due to lower used equipment sales. Gross margin on sales was 52%, compared to 35% in 2023, resulting in a 27% increase in gross profit on sales revenues to $3.9 million.
•
Selling and administrative expenses decreased 5%, to $6.6 million.

financial outlook:

Based upon the Company's year-to-date results and current outlook for the remainder of the year, for the full-year 2024 the Company expects:

(Continuing Operations)
•	Total revenue:	$910 to $920 million
•	Adjusted EBITDA[1,2]:	$345 to $351 million
•	Gross rental equipment capital expenditures:	$180 to $190 million

1.
Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs, share-based compensation, transaction costs, other income, net and non-operating transactions. A reconciliation of actual net income to Adjusted EBITDA and Adjusted EBITDA to net cash provided by operating activities can be found at the end of this release. Adjusted EBITDA from continuing operations for the quarter ended September 30, 2023, excludes the income from discontinued operations from the divestiture of Adler Tanks. The gain on merger termination from WillScot Mobile Mini was considered a non-operating transaction and is excluded from Adjusted EBITDA.
2.
Information reconciling forward-looking Adjusted EBITDA to the comparable GAAP financial measures is unavailable to the Company without unreasonable effort because certain items required for such reconciliations are outside of the Company’s control and/or cannot be reasonably predicted, such as the provision for income taxes. Therefore, no reconciliation to the most comparable GAAP measures is provided. The Company provides Adjusted EBITDA guidance because it believes that Adjusted EBITDA, when viewed with the Company’s results under GAAP, provides useful information for the reasons noted in the reconciliation of actual Adjusted EBITDA to the most directly comparable GAAP measures at the end of this release.

ABOUT MCGRATH:

McGrath RentCorp (Nasdaq: MGRC) is a leading business-to-business rental company in North America with a strong record of profitable business growth. Founded in 1979, McGrath’s operations are centered on modular solutions through its Mobile Modular and Mobile Modular Portable Storage businesses. In addition, its TRS-RenTelco business offers electronic test equipment rental solutions. The Company’s rental product offerings and services are part of the circular supply economy, helping customers work more efficiently, and sustainably manage their environmental footprint. With over 40 years of experience, McGrath’s success is driven by a focus on exceptional customer experiences. This focus has underpinned the Company’s long-term financial success and supported over 30 consecutive years of annual dividend increases to shareholders, a rare distinction among publicly listed companies.

McGrath is headquartered in Livermore, California. Additional information about McGrath and its businesses is available at mgrc.com and investors.mgrc.com.

You should read this press release in conjunction with the financial statements and notes thereto included in the Company’s latest Forms 10-K, 10-Q and other SEC filings. You can visit the Company’s web site at www.mgrc.com to access information on McGrath RentCorp, including the latest Forms 10-K, 10-Q and other SEC filings.

Conference Call Note:

As previously announced in its press release of September 26, 2024, McGrath RentCorp will host a conference call at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) on October 24, 2024 to discuss the third quarter 2024 results. To participate in the teleconference, dial 1-800-245-3047 (in the U.S.), or 1-203-518-9765 (outside the U.S.), or to listen only, access the simultaneous webcast at the investor relations section of the Company’s website at https://investors.mgrc.com/. A replay will be available for 7 days following the call by dialing 1-800-753-9146 (in the U.S.), or 1-402-220-2705 (outside the U.S.). In addition, a live audio webcast and replay of the call may be found in the investor relations section of the Company’s website at https://investors.mgrc.com/events-and-presentations.

FORWARD-LOOKING STATEMENTS:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, regarding McGrath RentCorp’s expectations, strategies, prospects or targets are forward looking statements. These forward-looking statements also can be identified by the use of forward-looking terminology such as “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “plan,” “predict,” “project,” or “will,” or the negative of these terms or other comparable terminology. In particular, (i) Mr. Hanna’s statements about the Company’s multi-year opportunity to increase its customer base, geographic coverage and value-added service offerings in its Modular and Portable Storage businesses, and (ii) statements regarding the full year 2024 in the “Financial Outlook” section, are forward-looking.

These forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties that could cause our actual results to differ materially from those projected including: health of the education and commercial markets in our modular building division; unforeseen liabilities and integration challenges associated with the Vesta, Brekke

Storage, Dixie Storage and Inland Storage acquisitions; any adverse impact of the termination of the merger with WillScot Mobile Mini; competition within the modular business; the activity levels in the semiconductor and general purpose and communications test equipment markets at TRS-RenTelco; the activity levels in commercial construction projects and impact on Portable Storage segment; continued execution of our strategic performance improvement initiatives; our ability to successfully increase prices to offset cost increases; and our ability to effectively manage our rental assets, as well as the other factors disclosed under “Risk Factors” in the Company’s Form 10-K and other SEC filings.

Forward-looking statements are made only as of the date hereof. Except as otherwise required by law, we assume no obligation to update any of the forward-looking statements contained in this press release.

MCGRATH RENTCORP

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2024	2023	2024	2023
Revenues
Rental	$124,203	$122,686	$365,708	$350,773
Rental related services	47,701	40,492	111,640	101,481
Rental operations	171,904	163,178	477,349	452,254
Sales	92,508	77,115	181,992	148,576
Other	2,346	3,213	7,855	9,424
Total revenues	266,758	243,506	667,196	610,254
Costs and Expenses
Direct costs of rental operations:
Depreciation of rental equipment	21,981	22,069	66,512	66,499
Rental related services	32,439	28,532	78,215	71,625
Other	27,252	28,493	84,182	90,188
Total direct costs of rental operations	81,672	79,094	228,909	228,312
Costs of sales	61,107	52,878	117,625	98,431
Total costs of revenues	142,779	131,972	346,534	326,743
Gross profit	123,979	111,534	320,661	283,511
Expenses:
Selling and administrative expenses	49,297	48,508	148,764	153,032
Other income, net	—	(3,559)	(9,281)	(3,559)
Income from operations	74,682	66,585	181,178	134,038
Interest expense	12,641	11,025	38,383	28,434
Foreign currency exchange (gain) loss	(216)	42	(53)	(166)
Gain on merger termination from WillScot Mobile Mini	(180,000)	—	(180,000)	—
WillScot Mobile Mini transaction costs	39,436	—	61,157	—
Income from continuing operations before provision for income taxes	202,821	55,518	261,691	105,770
Provision for income taxes from continuing operations	53,504	15,152	68,913	25,934
Income from continuing operations	149,317	40,366	192,778	79,836

Discontinued operations:
Income from discontinued operations before provision for income taxes	—	—	—	1,709
Provision for income taxes from discontinued operations	—	—	—	453
Gain on sale of discontinued operations, net of tax	—	—	—	61,513
Income from discontinued operations	—	—	—	62,769

Net income	$149,317	$40,366	$192,778	$142,605

Earnings per share from continuing operations:
Basic	$6.08	$1.65	$7.86	$3.26
Diluted	$6.08	$1.65	$7.85	$3.26
Earnings per share from discontinued operations:
Basic	$—	$—	$—	$2.57
Diluted	$—	$—	$—	$2.56
Earnings per share:
Basic	$6.08	$1.65	$7.86	$5.83
Diluted	$6.08	$1.65	$7.85	$5.81
Shares used in per share calculation:
Basic	24,551	24,487	24,538	24,461
Diluted	24,567	24,525	24,564	24,527
Cash dividends declared per share	$0.475	$0.465	$1.425	$1.395

MCGRATH RENTCORP

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	September 30,	December 31,
(in thousands)	2024	2023
Assets
Cash	$4,056	$877
Accounts receivable, net of allowance for credit losses of $2,866 at September 30, 2024 and $2,801 at December 31, 2023	224,529	227,368
Rental equipment, at cost:
Relocatable modular buildings	1,398,422	1,291,093
Portable storage containers	241,620	236,123
Electronic test equipment	356,979	377,587
	1,997,021	1,904,803
Less: accumulated depreciation	(605,339)	(575,480)
Rental equipment, net	1,391,682	1,329,323
Property, plant and equipment, net	195,593	169,114
Inventories	22,285	15,425
Prepaid expenses and other assets	67,376	87,364
Intangible assets, net	56,891	64,588
Goodwill	323,224	323,224
Total assets	$2,285,636	$2,217,283
Liabilities and Shareholders' Equity
Liabilities:
Notes payable	$608,562	$762,975
Accounts payable	76,240	58,760
Accrued liabilities	109,367	108,763
Deferred income	123,925	111,428
Deferred income taxes, net	273,482	241,555
Total liabilities	1,191,576	1,283,481
Shareholders’ equity:
Common stock, no par value - Authorized 40,000 shares
Issued and outstanding - 24,551 shares as of September 30, 2024 and 24,496 shares as of December 31, 2023	113,989	111,122
Retained earnings	980,244	822,796
Accumulated other comprehensive loss	(173)	(116)
Total shareholders’ equity	1,094,060	933,802
Total liabilities and shareholders’ equity	$2,285,636	$2,217,283

MCGRATH RENTCORP

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended September 30,
(in thousands)	2024	2023
Cash Flows from Operating Activities:
Net income	$192,778	$142,605
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	80,824	81,842
Deferred income taxes	31,927	(30,018)
Provision for credit losses	1,437	1,794
Share-based compensation	6,949	5,273
Gain on sale of property, plant and equipment	(9,281)	(3,559)
Gain on sale of discontinued operations	—	(61,513)
Gain on sale of used rental equipment	(25,185)	(22,964)
Foreign currency exchange gain	(53)	(166)
Amortization of debt issuance costs	6	6
Change in:
Accounts receivable	1,402	(27,733)
Inventories	(6,860)	(1,988)
Prepaid expenses and other assets	19,988	(5,402)
Accounts payable	30,562	22,513
Accrued liabilities	605	10,305
Deferred income	12,497	7,908
Net cash provided by operating activities	337,596	118,903
Cash Flows from Investing Activities:
Proceeds from sale of discontinued operations	—	268,012
Purchases of rental equipment	(167,269)	(171,322)
Purchases of property, plant and equipment	(36,070)	(16,448)
Cash paid for acquisition of businesses	—	(458,315)
Cash paid for acquisition of business assets	—	(3,474)
Proceeds from sales of used rental equipment	50,270	49,405
Proceeds from sales of property, plant and equipment	12,251	595
Net cash used in investing activities	(140,818)	(331,547)
Cash Flows from Financing Activities:
Net (payments) borrowings under bank lines of credit	(154,420)	178,892
Borrowings under term note agreement	—	75,000
Taxes paid related to net share settlement of stock awards	(4,082)	(6,100)
Payment of dividends	(35,097)	(34,168)
Net cash (used in) provided by financing activities	(193,599)	213,624
Effect of foreign currency exchange rate changes on cash	—	9
Net increase in cash	3,179	989
Cash balance, beginning of period	877	957
Cash balance, end of period	$4,056	$1,946
Supplemental Disclosure of Cash Flow Information:
Gain on merger termination, net of transaction costs, presented under net cash provided by operating activities	$118,843	$—
Interest paid, during the period	$40,338	$27,818
Net income taxes (refunded) paid, during the period	$(3,826)	$9,547
Dividends accrued during the period, not yet paid	$12,241	$12,014
Rental equipment acquisitions, not yet paid	$3,333	$5,765

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Three months ended September 30, 2024
(dollar amounts in thousands)	Mobile Modular	Portable Storage	TRS-RenTelco	Enviroplex	Consolidated
Revenues
Rental	$81,508	$17,040	$25,655	$—	$124,203
Rental related services	42,396	4,405	900	—	47,701
Rental operations	123,904	21,445	26,555	—	171,904
Sales	65,994	1,411	7,604	17,499	92,508
Other	1,509	195	642	—	2,346
Total revenues	191,407	23,051	34,801	17,499	266,758

Costs and Expenses
Direct costs of rental operations:
Depreciation	10,124	1,006	10,851	—	21,981
Rental related services	27,366	4,280	793	—	32,439
Other	20,549	1,327	5,376	—	27,252
Total direct costs of rental operations	58,039	6,613	17,020	—	81,672
Costs of sales	43,595	906	3,688	12,918	61,107
Total costs of revenues	101,634	7,519	20,708	12,918	142,779

Gross Profit
Rental	50,835	14,707	9,428	—	74,970
Rental related services	15,030	125	107	—	15,262
Rental operations	65,865	14,832	9,535	—	90,232
Sales	22,399	505	3,916	4,581	31,401
Other	1,509	195	642	—	2,346
Total gross profit	89,773	15,532	14,093	4,581	123,979
Selling and administrative expenses [6]	34,028	6,790	6,627	1,851	49,296
Other income	—	—	—	—	—
Income from operations	$55,745	$8,742	$7,466	$2,730	74,683
Interest expense					(12,641)
Foreign currency exchange gain					216
Gain on merger termination from WillScot Mobile Mini					180,000
WillScot Mobile Mini transaction costs					(39,436)
Provision for income taxes					(53,504)
Net income					$149,317

Other Information
Adjusted EBITDA [1]	$71,420	$10,796	$18,945	$2,822	$103,983
Average rental equipment [2]	$1,240,950	$229,231	$362,431
Average monthly total yield [3]	2.19%	2.48%	2.36%
Average utilization [4]	77.1%	62.8%	57.3%
Average monthly rental rate [5]	2.84%	3.94%	4.12%

1. Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs, share-based compensation, transaction costs and other income, net.

2. Average rental equipment represents the cost of rental equipment, excluding new equipment inventory and accessory equipment.

3. Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.

4. Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.

5. Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

6. During the period ended September 30, 2024, the Company determined that transaction costs incurred by the Company attributed to the terminated Merger Agreement were significant. Due to this determination, the Company has separately reported these transaction costs in the Company's Corporate segment and excluded such costs from Selling and administrative expenses.

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Three months ended September 30, 2023
(dollar amounts in thousands)	Mobile Modular	Portable Storage	TRS-RenTelco	Enviroplex	Consolidated
Revenues
Rental	$74,796	$19,232	$28,658	$—	$122,686
Rental related services	34,429	5,287	776	—	40,492
Rental operations	109,225	24,519	29,434	—	163,178
Sales	57,723	1,144	8,733	9,515	77,115
Other	1,908	363	942	—	3,213
Total revenues	168,856	26,026	39,109	9,515	243,506

Costs and Expenses
Direct costs of rental operations:
Depreciation	9,123	914	12,032	—	22,069
Rental related services	23,033	4,894	605	—	28,532
Other	21,222	2,131	5,140	—	28,493
Total direct costs of rental operations	53,378	7,939	17,777	—	79,094
Costs of sales	39,039	782	5,651	7,406	52,878
Total costs of revenues	92,417	8,721	23,428	7,406	131,972

Gross Profit
Rental	44,451	16,187	11,486	—	72,124
Rental related services	11,395	394	171	—	11,960
Rental operations	55,846	16,581	11,657	—	84,084
Sales	18,684	362	3,082	2,109	24,237
Other	1,908	363	942	—	3,213
Total gross profit	76,438	17,306	15,681	2,109	111,534
Selling and administrative expenses	31,813	8,019	6,999	1,677	48,508
Other income	(2,290)	(450)	(819)	—	(3,559)
Income from operations	$46,915	$9,737	$9,501	$432	66,585
Interest expense					(11,025)
Foreign currency exchange loss					(42)
Provision for income taxes					(15,152)
Net income					$40,366

Other Information
Adjusted EBITDA [1]	$58,166	$12,047	$21,039	$517	$91,769
Average rental equipment [2]	$1,137,675	$212,888	$385,353
Average monthly total yield [3]	2.19%	3.01%	2.46%
Average utilization [4]	79.9%	76.5%	59.4%
Average monthly rental rate [5]	2.74%	3.94%	4.17%

1. Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs, share-based compensation, transaction costs and other income, net.

2. Average rental equipment represents the cost of rental equipment, excluding new equipment inventory and accessory equipment.

3. Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.

4. Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.

5. Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Nine months ended September 30, 2024
(dollar amounts in thousands)	Mobile Modular	Portable Storage	TRS-RenTelco	Enviroplex	Consolidated
Revenues
Rental	$236,040	$53,270	$76,398	$—	$365,708
Rental related services	95,450	13,768	2,422	—	111,640
Rental operations	331,490	67,039	78,820	—	477,349
Sales	127,251	3,889	20,261	30,591	181,992
Other	4,795	907	2,153	—	7,855
Total revenues	463,536	71,835	101,234	30,591	667,196

Costs and Expenses
Direct costs of rental operations:
Depreciation	29,994	2,971	33,547	—	66,512
Rental related services	62,974	13,212	2,029	—	78,215
Other	64,487	4,322	15,373	—	84,182
Total direct costs of rental operations	157,455	20,505	50,949	—	228,909
Costs of sales	83,180	2,390	9,346	22,709	117,625
Total costs of revenues	240,635	22,895	60,295	22,709	346,534

Gross Profit
Rental	141,559	45,977	27,478	—	215,014
Rental related services	32,476	556	393	—	33,425
Rental operations	174,035	46,533	27,871	—	248,439
Sales	44,071	1,499	10,915	7,882	64,367
Other	4,795	907	2,153	—	7,855
Total gross profit	222,901	48,939	40,939	7,882	320,661
Selling and administrative expenses [6]	100,882	22,064	20,450	5,368	148,764
Other income	(6,220)	(1,319)	(1,742)	—	(9,281)
Income from operations	$128,239	$28,194	$22,231	$2,514	181,178
Interest expense					(38,383)
Foreign currency exchange gain					53
Gain on merger termination from WillScot Mobile Mini					180,000
WillScot Mobile Mini transaction costs					(61,157)
Provision for income taxes					(68,913)
Net income					$192,778

Other Information
Adjusted EBITDA [1]	$168,165	$33,333	$55,426	$2,799	$259,723
Average rental equipment [2]	$1,206,361	$226,373	$367,137
Average monthly total yield [3]	2.17%	2.61%	2.31%
Average utilization [4]	78.0%	66.1%	56.8%
Average monthly rental rate [5]	2.79%	3.95%	4.07%

1. Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs, share-based compensation, transaction costs and other income, net.

2. Average rental equipment represents the cost of rental equipment, excluding new equipment inventory and accessory equipment.

3. Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.

4. Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.

5. Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

6. During the period ended September 30, 2024, the Company determined that transaction costs incurred by the Company attributed to the terminated Merger Agreement were significant. Due to this determination, the Company has separately reported these transaction costs in the Company's Corporate segment and excluded such costs from Selling and administrative expenses.

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Nine months ended September 30, 2023
(dollar amounts in thousands)	Mobile Modular	Portable Storage	TRS-RenTelco	Enviroplex	Consolidated
Revenues
Rental	$209,622	$54,776	$86,375	$—	$350,773
Rental related services	83,799	15,359	2,323	—	101,481
Rental operations	293,421	70,135	88,698	—	452,254
Sales	112,939	2,890	21,368	11,379	148,576
Other	5,249	1,167	3,008	—	9,424
Total revenues	411,609	74,192	113,074	11,379	610,254

Costs and Expenses
Direct costs of rental operations:
Depreciation	27,196	2,570	36,733	—	66,499
Rental related services	55,702	13,916	2,007	—	71,625
Other	68,726	5,619	15,843	—	90,188
Total direct costs of rental operations	151,624	22,105	54,583	—	228,312
Costs of sales	76,303	1,799	11,307	9,022	98,431
Total costs of revenues	227,927	23,904	65,890	9,022	326,743

Gross Profit
Rental	113,700	46,587	33,799	—	194,086
Rental related services	28,097	1,443	316	—	29,856
Rental operations	141,797	48,030	34,115	—	223,942
Sales	36,636	1,091	10,061	2,357	50,145
Other	5,249	1,167	3,008	—	9,424
Total gross profit	183,682	50,288	47,184	2,357	283,511
Selling and administrative expenses	101,360	23,282	23,576	4,814	153,032
Other income	(2,290)	(450)	(819)	—	(3,559)
Income (loss) from operations	$84,612	$27,456	$24,427	$(2,457)	134,038
Interest expense					(28,434)
Foreign currency exchange gain					166
Provision for income taxes					(25,934)
Net income					$79,836

Other Information
Adjusted EBITDA [1]	$135,107	$34,375	$63,212	$(2,207)	$230,487
Average rental equipment [2]	$1,073,384	$201,946	$391,993
Average monthly total yield [3]	2.17%	3.01%	2.43%
Average utilization [4]	79.7%	78.4%	59.0%
Average monthly rental rate [5]	2.72%	3.84%	4.15%

1. Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs, share-based compensation, transaction costs and other income, net.

2. Average rental equipment represents the cost of rental equipment, excluding new equipment inventory and accessory equipment.

3. Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.

4. Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.

5. Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

Reconciliation of Adjusted EBITDA to the most directly comparable GAAP measures

To supplement the Company’s financial data presented on a basis consistent with accounting principles generally accepted in the United States of America (“GAAP”), the Company presents “Adjusted EBITDA”, which is defined by the Company as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs, share-based compensation, transaction costs, gains on property sales and non-operating transactions. The gain on merger termination from WillScot Mobile Mini was considered a non-operating transaction and is excluded from Adjusted EBITDA. The Company presents Adjusted EBITDA as a financial measure as management believes it provides useful information to investors regarding the Company’s liquidity and financial condition and because management, as well as the Company’s lenders, use this measure in evaluating the performance of the Company.

Management uses Adjusted EBITDA as a supplement to GAAP measures to further evaluate period-to-period operating performance, compliance with financial covenants in the Company’s revolving lines of credit and senior notes and the Company’s ability to meet future capital expenditure and working capital requirements. Management believes the exclusion of non-cash charges and non-recurring transactions, including share-based compensation, transaction costs, gains on property sales and non-operating transactions, is useful in measuring the Company’s cash available for operations and performance of the Company. Because management finds Adjusted EBITDA useful, the Company believes its investors will also find Adjusted EBITDA useful in evaluating the Company’s performance.

Adjusted EBITDA should not be considered in isolation or as a substitute for net income, cash flows, or other consolidated income or cash flow data prepared in accordance with GAAP or as a measure of the Company’s profitability or liquidity. Adjusted EBITDA is not in accordance with or an alternative for GAAP and may be different from non−GAAP measures used by other companies. Unlike EBITDA, which may be used by other companies or investors, Adjusted EBITDA does not include share-based compensation charges, transaction costs, gains on property sales and non-operating transactions. The Company believes that Adjusted EBITDA is of limited use in that it does not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and does not accurately reflect real cash flow. In addition, other companies may not use Adjusted EBITDA or may use other non-GAAP measures, limiting the usefulness of Adjusted EBITDA for purposes of comparison. The Company’s presentation of Adjusted EBITDA should not be construed as an inference that the Company will not incur expenses that are the same as or similar to the adjustments in this presentation. Therefore, Adjusted EBITDA should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. The Company compensates for the limitations of Adjusted EBITDA by relying upon GAAP results to gain a complete picture of the Company’s performance. Because Adjusted EBITDA is a non-GAAP financial measure, as defined by the SEC, the Company includes in the tables below reconciliations of Adjusted EBITDA to the most directly comparable financial measures calculated and presented in accordance with GAAP.

Reconciliation of Income from Continuing Operations to Adjusted EBITDA

(dollar amounts in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended September 30,
	2024	2023	2024	2023	2024	2023
Income from continuing operations	$149,317	$40,366	$192,778	$79,836	$224,799	$114,828
Provision for income taxes from continuing operations	53,502	15,152	68,913	25,934	80,586	35,624
Interest expense	12,642	11,025	38,383	28,434	50,509	32,607
Depreciation and amortization	26,693	26,884	80,824	80,385	108,357	103,893
EBITDA	242,154	93,427	380,898	214,589	464,249	286,952
Share-based compensation	2,393	1,891	6,949	5,155	9,951	7,658
Transaction costs [3]	39,436	10	61,157	14,302	62,732	18,188
Other income, net [4]	—	(3,559)	(9,281)	(3,559)	(9,340)	(3,559)
Gain on merger termination from WillScot Mobile Mini [5]	(180,000)	—	(180,000)	—	(180,000)	—
Adjusted EBITDA [1]	$103,983	$91,769	$259,723	$230,487	$347,592	$309,239
Adjusted EBITDA margin [2]	39%	39%	38%	38%	39%	39%

Reconciliation of Adjusted EBITDA to Net Cash Provided by Operating Activities

(dollar amounts in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended September 30,
	2024	2023	2024	2023	2024	2023
Adjusted EBITDA [1]	$103,983	$91,769	$259,723	$234,169	$347,592	$325,138
Interest paid	(13,944)	(11,016)	(40,338)	(27,818)	(51,123)	(33,611)
Income taxes paid, net of refunds received	(773)	(2,616)	3,826	(9,547)	(78,192)	(12,024)
Gain on sale of used rental equipment	(9,648)	(8,714)	(25,185)	(22,964)	(33,863)	(34,238)
Foreign currency exchange loss	(216)	42	(53)	(166)	(197)	(192)
Amortization of debt issuance costs	2	2	6	6	8	9
Change in certain assets and liabilities:
Accounts receivable, net	(7,150)	(26,223)	2,839	(25,939)	(6,365)	(26,003)
Prepaid expenses and other assets	14,171	1,114	19,988	(7,390)	(1,948)	(6,561)
Accounts payable and other liabilities	123,241	4,476	104,293	(29,356)	119,382	(30,691)
Deferred income	(10,699)	(1,382)	12,497	7,908	18,683	(1,790)
Net cash provided by operating activities	$198,967	$47,452	$337,596	$118,903	$313,977	$180,037

1. Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs, share-based compensation, other income, net and non-operating transactions. Adjusted EBITDA for the nine months ended September 30, 2023, excludes the gain on sale of discontinued operations from the divestiture of Adler Tanks. Total Adjusted EBITDA attributed to discontinued operations for the nine month period ended September 30, 2023 was $3,682.

2. Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by total revenues for the period.

3. Transaction costs include acquisition and divestiture related legal and professional fees and other costs specific to these transactions.

4. Other income, net consists of net gains on property, plant and equipment sales that are infrequent in nature and excluded from Adjusted EBITDA.

5. The gain on merger termination from WillScot Mobile Mini was considered a non-operating transaction and is excluded from Adjusted EBITDA.